Contacts:
Pete Michielutti	Stacy Kruse
Chief Financial Officer, Chief Operating Officer	Vice President Finance, Treasurer
Wilsons The Leather Experts Inc.	Wilsons The Leather Experts Inc.
(763) 391-4000	(763) 391-4000

For Immediate Release

Wilsons The Leather Experts Inc. Announces Preliminary
Unaudited Fourth Quarter and Full-Year 2004 Operating Results

     MINNEAPOLIS — (BUSINESS WIRE) — March 1, 2005 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today reported preliminary fourth quarter and full-year operating results.

     Comparable store sales for the fourth quarter ended January 29, 2005, decreased 3.8% versus an 8.7% decrease in the fourth quarter ended January 31, 2004. Net sales at Wilsons Leather stores for the fourth quarter ended January 29, 2005, decreased 25.4% to $200.1 million compared to $268.1 million for the same period last year. Sales for the quarter last year included approximately $3.3 million in liquidation sales resulting from the transfer of inventory to an independent liquidator.

     As further described below, Wilsons Leather, like many other retailers, is currently analyzing the impact of various lease accounting matters. As such, the Company is reporting unaudited preliminary results that do not include the impact of any potential lease accounting adjustments.

     In connection with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) on February 7, 2005, regarding certain operating leases and leasehold improvements that are funded by landlord incentives, Wilsons Leather, like many other retailers, is further evaluating its accounting practices relative to leases. Wilsons Leather has determined that its method of accounting for rent holidays and leasehold improvements that are funded by landlord incentives should be changed and it is currently evaluating the impact of these changes on its consolidated financial statements.

     Historically, Wilsons Leather has recognized straight line rent expense for leases beginning on the earlier of the store opening date or the contractual lease commencement date. This methodology excluded the build-out period (or rent holiday) when calculating the period over which rent is expensed. After further evaluation of the SEC’s views and consulting with its external auditors, Wilsons Leather determined that it will include the build-out period in its lease term and calculation of straight line rent expense in accordance with Financial Accounting Standards Board Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases” and Financial Accounting Standards Board Technical Bulletin No. 88-1, “Issues Relating to Accounting

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 telephone, 763.391.4535 fax, www.wilsonsleather.com for Leases.” In addition, Wilsons Leather has historically capitalized landlord incentives earmarked for leasehold improvements as a reduction in leasehold improvement assets and depreciated the net leasehold improvement asset over the contractual term of the lease. After further evaluation of the SEC’s view and consulting with its external auditors, Wilsons Leather determined that it will record leasehold improvements funded by the landlord as deferred rent and amortize the incentive as reductions to lease expense over the term of the lease in accordance with Financial Accounting Standards Board Technical Bulletin No. 88-1, “ Issues Relating to Accounting for Leases.”

     The Company anticipates completing its analysis of the impact of the lease accounting matters prior to filing its Form 10-K for the 2004 fiscal year and revisiting its results for the 2004 fiscal year and prior periods.

     Wilsons Leather reported net income for the 2004 fourth quarter of $42.1 million, or $1.05 per diluted share, compared to net income of $12.4 million, or $0.60 per diluted share, in the 2003 fourth quarter. Included in the results for the current fourth quarter is an after-tax loss of $2.3 million, or $0.06 per diluted share, related to performance bonuses related to former officers of the Company, retention bonuses and the remainder of the lease termination costs. Included in the results for the year ago fourth quarter is an after-tax loss of $8.6 million, or $0.41 per diluted share, related to the transfer of inventory to an independent liquidator, severance and other restructuring charges. Net income for the 2004 fourth quarter, when adjusted to remove the $2.3 million in restructuring charges, was $44.4 million, or $1.11 per diluted share and compares to, when adjusted to remove the $8.6 million in restructuring charges, net income of $21.0 million in the 2003 fourth quarter, or $1.01 per diluted share.

     Net sales for the year ended January 29, 2005, decreased 15.3% to $441.1 million compared to $521.0 million for the year ended January 31, 2004. Sales for the 2004 and 2003 fiscal years include $20.8 million and $3.3 million, respectively, in liquidation sales resulting from the transfer of inventory to an independent liquidator in conjunction with the previously announced closing of approximately 111 stores that was completed in April 2004. Comparable store sales for the 2004 fiscal year increased 0.6% versus a comparable store sales decrease of 6.8% for the 2003 fiscal year. Comparable store sales for the 2004 and 2003 fiscal years do not include sales from the stores that were liquidated.

     The 2004 fiscal year net loss was $23.6 million, or $0.75 per basic and diluted share, compared to a net loss of $33.6 million, or $1.64 per basic and diluted share, in the 2003 fiscal year. Included in the results for the 2004 fiscal year is an after-tax loss of $27.4 million, or $0.87 per basic and diluted share, related to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, accelerated depreciation, fixed asset write-offs, lease termination costs related to store closings, severance, and other restructuring charges. Included in the results for the 2003 fiscal year is an after-tax loss of $8.6 million, or $0.42 per basic and diluted

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 telephone, 763.391.4535 fax, www.wilsonsleather.com share, related to the transfer of inventory to an independent liquidator, severance and other restructuring charges. Net income for the year, when adjusted to remove the $27.4 million in restructuring charges, was $3.8 million, or $0.12 per basic and diluted share and compares to a net loss, when adjusted to remove the $8.6 million in restructuring charges, of $25.0 million for the 2003 fiscal year, or $1.22 per basic and diluted share.

     A reconciliation of the operating income or loss, net income or loss and basic and diluted income or loss per share with and without the charges related to restructuring appears in an accompanying table. Operating income or loss, net income or loss and basic and diluted income or loss per share excluding these restructuring charges are measures of performance that are not defined by U. S. generally accepted accounting principles (“GAAP”) and should be viewed in addition to, and not in lieu of, the operating income or loss, net income or loss and basic and diluted income or loss per share as reported on a GAAP basis.

     Michael Searles, Chairman and Chief Executive Officer, commented, “We are very pleased with our accomplishments in 2004. Our focus was to strengthen our overall capital position, enhance the productivity of our existing store base and reduce our risk profile. We have achieved what we set out to do.”

     “During the year we have reduced capital expenditures, limited store growth and enhanced the productivity of our remaining store base, and developed a corporate financial structure that effectively created adequate liquidity,” said Searles. “As a result of these initiatives, our merchandise margin rates for the year are 210 basis points ahead of last year, our balance sheet continues to strengthen each quarter, and our year-over-year working capital position has improved 46.3%. Most importantly, we have reduced our corporate risk profile by returning to profitability when adjusting for our restructuring efforts. I am confident that the structural changes we have made in the business have taken hold. Going forward to 2005 we will be focused on maintaining our stability while executing strategies to ensure success during the ever important holiday selling season.”

About Wilsons Leather

Wilsons Leather is the leading specialty retailer of leather outerwear, accessories and apparel in the United States. As of January 29, 2005, Wilsons Leather operated 436 stores located in 45 states, including 311 mall stores, 109 outlet stores and 16 airport stores. The Company regularly supplements its permanent mall stores with seasonal stores during its peak selling season from October through January.

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 telephone, 763.391.4535 fax, www.wilsonsleather.com

Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements, and relate to, among other things, our results of operations and expected demand for our products. Factors that could cause actual results to differ include: changes in customer shopping patterns; competition in our markets; economic downturns; weather conditions; failure of results of operations to meet expectations of research analysts; change in consumer preferences and fashion trends away from leather; reductions in our comparable store sales over the past three years; risks associated with our debt service; our inability to grow the business as planned; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; risks associated with estimates made in our critical accounting policies; seasonality of the business; loss of key members of our management team; reliance on third parties for maintaining our management information systems; concentration of our common stock; volatility of our common stock; war, acts of terrorism or the threat of either; and interruption in the operation of corporate offices and distribution centers. The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating projections made in this press release unless it does so through means designed to provide broad distribution of the information to the public.

###

7401 Boone Avenue North Brooklyn Park, Minnesota 55428
763.391.4000 telephone, 763.391.4535 fax, www.wilsonsleather.com

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 29,	January 31,
	2005	2004 (1)
	(unaudited)
	Preliminary - subject to change
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,821	$42,403
Accounts receivable, net	3,643	6,122
Inventories	86,059	89,298
Prepaid expenses and other current assets	3,246	3,719

TOTAL CURRENT ASSETS	141,769	141,542

Property and equipment, net	37,278	60,047
Goodwill and other assets, net	2,205	2,538

TOTAL ASSETS	$181,252	$204,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,697	$10,198
Notes payable	—	490
Current portion of long-term debt	—	30,635
Accrued expenses	21,378	26,670
Liabilities of discontinued operations	—	406
Income taxes payable	4,307	3,214
Deferred income taxes	5,585	6,477

TOTAL CURRENT LIABILITIES	48,967	78,090

Long-term debt	25,000	25,064
Other long-term liabilities	12,178	13,893
Deferred income taxes	—	1,726
TOTAL SHAREHOLDERS’ EQUITY	95,107	85,354

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$181,252	$204,127

1.	Derived from audited consolidated financial statements

Note: The Company’s inventories are determined by the retail method on the last-in, first-out (“LIFO”) basis. The difference in inventories between the LIFO method and the first-in, first-out method was not material as of January 29, 2005 or January 31, 2004.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the quarters ended
	January 29,	January 31,
	2005	2004
	Preliminary - subject to change
NET SALES	$200,067	$268,094
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	116,590	168,070

Gross margin	83,477	100,024

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	38,634	50,309
DEPRECIATION AND AMORTIZATION	3,708	6,675

Operating income	41,135	43,040
INTEREST EXPENSE, net	1,345	3,237

Income from continuing operations before income taxes	39,790	39,803
INCOME TAX EXPENSE (BENEFIT)	(2,183)	27,431

Income from continuing operations	41,973	12,372
Income from discontinued operations, net of tax	173	—

Net income	$42,146	$12,372

BASIC INCOME PER SHARE:
Income from continuing operations	$1.08	$0.60
Income from discontinued operations	—	—

Basic and diluted income per share	$1.08	$0.60

Basic weighted average shares outstanding	38,872	20,641

DILUTED INCOME PER SHARE:
Income from continuing operations	$1.05	$0.60
Income from discontinued operations	—	—

Diluted earnings per share	$1.05	$0.60

Weighted average shares outstanding - diluted	40,159	20,776

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the years ended
	January 29,	January 31,
	2005	2004 (1)
	Preliminary - subject to change
NET SALES	$441,071	$521,025
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	304,257	377,060

Gross margin	136,814	143,965

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	129,240	150,678
DEPRECIATION AND AMORTIZATION	26,086	19,207

Operating loss	(18,512)	(25,920)
INTEREST EXPENSE, net	7,427	10,868

Loss from continuing operations before income taxes	(25,939)	(36,788)
INCOME TAX BENEFIT	(2,183)	(3,205)

Loss from continuing operations	(23,756)	(33,583)
Income from discontinued operations, net of tax	173	—

Net loss	$(23,583)	$(33,583)

BASIC AND DILUTED LOSS PER SHARE:
Loss from continuing operations	$(0.76)	$(1.64)
Income from discontinued operations	0.01	—

Basic and diluted loss per share	$(0.75)	$(1.64)

Weighted average shares outstanding - basic and diluted	31,275	20,528

1.	Derived from audited consolidated financial statements

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)
Preliminary - subject to change

Reconciliation of the GAAP operating income (loss), net income (loss) and basic and diluted income (loss) per share to the adjusted operating income (loss), net income (loss) and basic and diluted income (loss) per share

	For the quarter ended January 29, 2005
			Basic	Diluted
	Operating income	Net income	income per share	income per share
As reported	$41,135	$42,146	$1.08	$1.05
Restructuring and other charges (1)	2,260	2,260	0.06	0.06

Adjusted	$43,395	$44,406	$1.14	$1.11

(1)	Includes $2.3 million related to performance bonuses related to former officers of the Company, retention bonuses and the remainder of the lease termination costs.

	For the quarter ended January 31, 2004
			Basic	Diluted
	Operating income	Net income	income per share	income per share
As reported	$43,040	$12,372	$0.60	$0.60
Restructuring and other charges (1)	8,599	8,599	0.42	0.41

Adjusted	$51,639	$20,971	$1.02	$1.01

(1)	Includes $8.6 million related to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, accelerated depreciation, asset write-offs related to store closings, severance, and other restructuring charges.

	For the year ended January 29, 2005
			Basic and diluted
	Operating income (loss)	Net income (loss)	income (loss) per share
As reported	$(18,512)	$(23,583)	$(0.75)
Restructuring and other charges (1)	27,388	27,388	0.87

Adjusted	$8,876	$3,805	$0.12

(1)	Includes $27.4 million related to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, accelerated depreciation, fixed asset write-offs, lease termination costs related to store closings, severance, and other restructuring charges.

	For the year ended January 31, 2004
			Basic and diluted
	Operating loss	Net loss	loss per share
As reported	$(25,920)	$(33,583)	$(1.64)
Restructuring and other charges (1)	8,599	8,599	0.42

Adjusted	$(17,321)	$(24,984)	$(1.22)

(1)	Includes $8.6 million related to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, accelerated depreciation, asset write-offs related to store closings, severance, and other restructuring charges.